                                                                    Exhibit 99.2

                            JOINT FILER INFORMATION

           Item                                  Information

Name:                              Wells Fargo Municipal Capital Strategies, LLC
Address:                           30 Hudson Yards
                                   New York, New York 10001

Date of Event Requiring            January 24, 2022
Statement (Month/Day/Year):

Issuer Name and Ticker or          PIMCO Flexible Municipal Income Fund  [PMFLX]
Trading Symbol:

Relationship of Reporting          10% Owner
Person(s) to Issuer:

If Amendment, Date Original        Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:  Form filed by More than One Reporting Person

Signature:                         WELLS FARGO MUNICIPAL CAPITAL STRATEGIES, LLC

                                     By:  /s/ Alejandro Piekarewicz
                                         ---------------------------------
                                     Name:  Alejandro Piekarewicz
                                     Title: Vice President
                                     Date:  February 2, 2022